UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2006

DIGITAL LIGHTWAVE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-21669	95-4313013
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15550 Lightwave Drive

Clearwater, Florida 33760

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (727) 442-6677

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

The disclosure set forth below under Item 5.02 (Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers) is hereby incorporated by reference into this Item 1.01.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 23, 2006, the board of directors of Digital Lightwave, Inc. (the “Company”) appointed Kenneth T. (Ted) Myers as the Company’s President and Chief Executive Officer. He succeeds Robert F. Hussey, who has served as Interim President and Chief Executive Officer of the Company since February 2005. Mr. Hussey will continue as a director and as a member of the executive committee of the board of directors.

Mr. Myers, age 51, is a co-founder of the Company and has served the Company in various capacities, including as a distinguished member of the technical staff (DMTS), engineering manager, vice president of technology, and chief technical officer, since November 1991 (except from January 2002 to July 2004 while on sabbatical). Prior to co-founding the Company, Mr. Myers served from March 1987 to February 1991 as an engineering manager for optical developments in several start-up companies. Mr. Myers’s career has spanned 30 years in engineering and development.

In his capacity as President and Chief Executive Officer, Mr. Myers is an at-will employee who serves at the pleasure of the board of directors. He is entitled to an annual salary of $225,000, payable in accordance with the Company’s payroll policies, and customary employee benefits offered by the Company.

In connection with Mr. Myers’s appointment, the Company and Mr. Myers entered into a Change of Control Agreement dated as of February 23, 2006 (the “Agreement”). Pursuant to the Agreement, if the Company terminates Mr. Myers’s employment at any time prior to the first anniversary of a change in control (as defined in the Agreement) other than for cause (as defined in the Agreement), then the Company shall pay to Mr. Myers an amount equal to twelve months of his annual salary then in effect, provided that in no instance will the amount be less than Mr. Myers’s salary as of the date of the Agreement. The Agreement also provides that if the Company relocates its headquarters more than 50 miles from its current location, then Mr. Myers will have the option of resigning and accepting payment from the Company of an amount in cash equal to twelve months of his salary then in effect and provides that if the Company reduces Mr. Myers’s salary, then Mr. Myers will have the option of resigning and accepting payment from the Company of an amount in cash equal to twelve months of his salary prior to such reduction, provided that in no instance will the amount be less than Mr. Myers’s salary as of the date of the Agreement. The Agreement further provides that all of Mr. Myers’s outstanding unexercised options shall vest and become exercisable immediately prior to a change in control.

On February 23, 2006, the Company issued a press release announcing the appointment of Mr. Myers as President and Chief Executive Officer. A copy of the press release is furnished and attached to this Current Report on Form 8-K as Exhibit 99.1. A summary of the terms of Mr. Myers’s employment arrangements is attached hereto as Exhibit 10.1. A copy of the Agreement is attached to this Current Report on Form 8-K as Exhibit 10.2 and is incorporated herein by reference. The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to such document.

Item 7.01. Regulation FD Disclosure.

On February 23, 2006, the Company issued a press release announcing the appointment of Mr. Myers as President and Chief Executive Officer. A copy of the press release is furnished and attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Exhibits.

10.1	Summary of Employment Arrangements of Kenneth T. Myers.

10.2	Change of Control Agreement dated as of February 23, 2006, between the Company and Kenneth T. Myers.

99.1	Press Release dated February 23, 2006, announcing the appointment of Kenneth T. Myers as the Company’s President and Chief Executive Officer.

Exhibit 99.1 is not to be considered “filed” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be incorporated by reference into any of the Company’s previous or future filings under the Securities Act of 1933, or the Exchange Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL LIGHTWAVE, INC.

Date: March 1, 2006	By:	/s/ KENNETH T. MYERS
Kenneth T. Myers
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Summary of Employment Arrangements of Kenneth T. Myers.

10.2	Change of Control Agreement dated as of February 23, 2006, between the Company and Kenneth T. Myers.

99.1	Press Release dated February 23, 2006, announcing the appointment of Kenneth T. Myers as the Company’s President and Chief Executive Officer.